EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Global Real Estate Investments Fund (the “Registrant”), does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Global Real Estate Investments Fund  (the “Registrant”) for the period ended December 31, 2009 (the “Report), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Global Real Estate Investments Fund (the “Registrant”) for the stated period.

/s/ Myron D. Winkler Myron D. Winkler Chairman of the Board, Global Real Estate Investments Fund	/s/ Randy S. Lewis Randy S. Lewis Treasurer, Global Real Estate Investments Fund
Dated: March 10, 2010	Dated: March 10, 2010

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Global Real Estate Investments Fund  (the “Registrant”), for purposes of Section 18 of the Securities Exchange Act of 1934.